Exhibit 99.3

Introduction to Unaudited Combined Pro Forma Financial Statements	1
Unaudited Combined Pro Forma Balance Sheet as of April 30, 2005	2
Unaudited Combined Pro Forma Statements of Operations for the Twelve Months Ended January 31, 2005 and the Three Months Ended April 30, 2005	3
Notes to Unaudited Combined Pro Forma Financial Statements	5

SEACHANGE INTERNATIONAL, INC.

INTRODUCTION TO UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

On July 12, 2005 SeaChange International, Inc. (“SeaChange”) completed the acquisition of substantially all of the assets of the business outside of North America of Liberate Technologies (“Liberate”) pursuant to an Asset Purchase Agreement, dated April 15, 2005, by and among SeaChange, Liberate and Liberate Technologies B.V., a wholly-owned subsidiary of Liberate, (the “Asset Purchase Agreement”). Liberate Technologies is a leading provider of software for digital cable systems. Pursuant to the terms of the Asset Purchase agreement, SeaChange acquired certain customer contracts, employees, facilities, patents and other intellectual property of Liberate and assumed certain liabilities related to Liberate’s business outside of North America. The purchase price totaled $23.5 million in cash and $192,000 of related acquisition costs. The following unaudited combined pro forma financial statements have been prepared to give effect to the acquisition.

The unaudited combined pro forma financial statements are provided for informational purposes only and should not be considered indicative of actual balance sheet data or operating results that would have been achieved had the acquisition been consummated on the dates indicated below and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period.

The acquisition has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and the acquired goodwill and other intangible assets have been accounted for under SFAS No. 142, Goodwill and Other Intangible Assets. The total purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed based on the Company’s estimates of fair values at the time of acquisition.

The Company’s fiscal year end is January 31 and Liberate’s fiscal year end is May 31. The unaudited combined pro forma balance sheet as of April 30, 2005 is prepared assuming the transaction was consummated on that date, and, due to the different fiscal periods, combines SeaChange’s historical unaudited balance sheet as of April 30, 2005 and Liberate’s historical audited balance sheet as of May 31, 2005. The unaudited combined pro forma statement of operations for the twelve months ended January 31, 2005 is presented as if the transaction had been completed on February 1, 2004 and, due to different fiscal periods, combines SeaChange’s historical audited consolidated statement of operations for the year ended January 31, 2005 and Liberate’s historical unaudited combined statement of operations for the year ended November 30, 2004. The unaudited combined pro forma statement of operations for the three months ended April 30, 2005, due to different fiscal periods, combines SeaChange’s historical unaudited results for the three months ended April 30, 2005 and Liberate’s historical unaudited combined statement of operations for the three months ended May 31, 2005. SeaChange does not believe that the unaudited combined pro forma financial statements would be materially impacted by any adjustments required to conform to SeaChange’s and Liberate’s fiscal year ends.

The unaudited combined pro forma financial statements are based on estimates and assumptions and have been made solely for the purposes of developing such pro forma information. The estimated pro forma adjustments arising from the acquisition are derived primarily from the allocation of the purchase price based on estimated fair values of the acquired assets and assumed liabilities and the effects of the financing necessary to complete the acquisition under the terms of the Asset Purchase Agreement.

The unaudited combined pro forma financial information, and the accompanying notes, should be read in conjunction with the historical financial statements of SeaChange as of and for the year ended January 31, 2005, including the notes thereto, which are included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2005 and with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2005 filed with the Securities and Exchange Commission on September 9, 2005 and with the May 31, 2005 and 2004 financial statements of Liberate Technologies’ Non-North American Business, including the notes thereto, included elsewhere in this filing.

SEACHANGE INTERNATIONAL, INC.

UNAUDITED COMBINED PRO FORMA BALANCE SHEET

AS OF APRIL 30, 2005

(in thousands, except share and per share data)

	Historical SeaChange April 30, 2005	Historical Liberate May 31, 2005	Acquisition Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$77,389	$—	$(23,747	)A	$53,642
Marketable securities	22,286	—	—		22,286
Restricted cash	1,000	—	—		1,000
Accounts receivable, net	29,762	2,708	(2,708	)B	29,762
Inventories	22,851	—	—		22,851
Income taxes receivable	3,954	—	—		3,954
Prepaid expenses and other current assets	7,606	69	(29	)A,B	7,646

Total current assets	164,848	2,777	(26,484)		141,141
Property and equipment, net	16,019	361	(38	)B	16,342
Restricted cash	—	692	(692	)B	—
Marketable securities	17,933	—	—		17,933
Investments in affiliates	7,491	—	—		7,491
Intangible assets, net	421	—	14,200	A	14,621
Goodwill	1,882	—	9,287	A	11,169
Other assets	3,555	—	—		3,555

	$212,149	$3,830	$(3,727)		$212,252

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of lines of credit and obligations under capital lease	$105	$—	$—		$105
Accounts payable	12,039	110	(110	)B	12,039
Income taxes payable	1,962	—	—		1,962
Accrued litigation reserve	7,705	—	—		7,705
Other accrued expenses	5,636	1,466	(1,363	)A,B	5,739
Customer deposits	266	—	—		266
Deferred revenue	20,020	329	(329	)B	20,020

Total current liabilities	47,733	1,905	(1,802)		47,836
Excess facilities charges	—	25	(25	)B	—
Deferred revenues	—	9,065	(9,065	)B	—

Total liabilities	47,733	10,995	(10,892)		47,836
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	—	—		—
Common stock	282	—	—		282
Additional paid-in capital	174,510	—	—		174,510
Owners’ net investment (deficit)	—	59,575	(59,575	)C	—
Accumulated deficit	(10,033)	(64,550)	64,550	C	(10,033)
Accumulated other comprehensive loss	(343)	(2,190)	2,190	C	(343)

Total stockholders’ equity and owners’ net investment (deficit)	164,416	(7,165)	7,165		164,416

	$212,149	$3,830	$(3,727)		$212,252

See accompanying notes to Unaudited Combined Pro Forma Financial Statements.

SEACHANGE INTERNATIONAL, INC.

UNAUDITED COMBINED PRO FORMA STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JANUARY 31, 2005

(in thousands, except per share amounts)

	Historical SeaChange January 31, 2005	Historical Liberate November 30, 2004	Acquisition Adjustments		Pro Forma
Revenues	$157,303	$6,096	$—		$163,399
Cost of revenues	85,846	2,428	209	D	88,483

Gross profit	71,457	3,668	(209)		74,916

Operating expenses:
Research and development	29,424	3,812	—		33,236
Selling and marketing	18,053	586	—		18,639
General and administrative	11,656	(106)	1,695	D	13,245
Restructuring costs	—	38	—		38
Excess facilities charge	—	1,457	—		1,457

	59,133	5,787	1,695		66,615

Income (loss) from operations	12,324	(2,119)	(1,904)		8,301
Other income, net	—	(81)	—		(81)
Interest income	1,004	—	(365	)E	639
Interest expense	(42)	(1)	—		(43)

Income (loss) before income taxes and equity loss in earnings of affiliates	13,286	(2,201)	(2,269)		8,816
Income tax expense (benefit)	3,200	(18)	(146	)F	3,036
Equity loss in earnings of affiliates	148	—	—		148

Net income (loss)	$9,938	$(2,183)	$(2,123)		$5,632

Basic income per share	$0.36				$0.20

Diluted income per share	$0.34				$0.19

Weighted average common shares outstanding:
Basic	27,640				27,640

Diluted	29,053				29,053

See accompanying notes to Unaudited Combined Pro Forma Financial Statements.

SEACHANGE INTERNATIONAL, INC.

UNAUDITED COMBINED PRO FORMA STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED APRIL 30, 2005

(in thousands, except per share amounts)

	Historical SeaChange April 30, 2005	Historical Liberate May 31, 2005	Acquisition Adjustments		Pro Forma
Revenues	$31,512	$210	$—		$31,722
Cost of revenues	18,004	333	95	D	18,432

Gross profit	13,508	(123)	(95)		13,290

Operating expenses:
Research and development	7,880	1,278	—		9,158
Selling and marketing	5,006	511	—		5,517
General and administrative	2,672	52	969	D	3,693

	15,558	1,841	969		18,368

Loss from operations	(2,050)	(1,964)	(1,064)		(5,078)
Other income, net	—	98	—		98
Interest income	568	—	(90	)E	478
Interest expense	(7)	(27)	—		(34)

Loss before income taxes and equity income in earnings of affiliates	(1,489)	(1,893)	(1,154)		(4,536)
Income tax benefit	(581)	—	(36	)F	(617)
Equity income in earnings of affiliates	330	—	—		330

Net loss	$(578)	$(1,893)	$(1,118)		$(3,589)

Basic loss per share	$(0.02)				$(0.13)

Diluted loss per share	$(0.02)				$(0.13)

Weighted average common shares outstanding:
Basic	28,179				28,179

Diluted	28,179				28,179

See accompanying notes to Unaudited Combined Pro Forma Financial Statements.

SEACHANGE INTERNATIONAL, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

In preparation of the unaudited combined pro forma financial statements, the following significant assumptions and adjustments have been made. Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies. Pro forma adjustments include the following:

A)	Adjustments to record the fair value of the assets acquired and liabilities assumed. The aggregate purchase price to be paid in cash for Liberate is $23.7 million, including transaction costs relating to the acquisition. The purchase price allocation is based on SeaChange’s current estimates of respective fair values and indicators from studies and valuations.

Below is a table of the estimated purchase price allocation for Liberate:

(Amounts in thousands)
Total Estimated Purchase Price:
Cash payment	$23,555
Estimated transaction costs	192

$23,747
Purchase Price Allocation:
Fair value of assets acquired	364
Liabilities assumed	(104)

Total fair value of net tangible assets	260

Identifiable Intangible Assets:
Customer contracts	12,800
Completed technology	1,200
Tradenames	200

Total fair value of intangible assets	14,200

Goodwill	9,287

Total Estimated Purchase Price	$23,747

B)	Adjustment to eliminate Liberate’s assets and liabilities not acquired in the acquisition.

C)	Adjustment to eliminate Liberate’s owners’ net investment (deficit).

D)	Adjustment to record amortization expense for the identifiable intangible assets associated with the acquisition for the year ended January 31, 2005, and for the three months ended April 30, 2005, as if the acquisition had been completed on February 1, 2004. Total amortization expense is $1.9 million, of which $209,000 is in cost of sales and the remainder is in general and administrative expense, for the twelve months ended January 31, 2005 and $1.1 million, of which $95,000 is in cost of sales and the remainder is in general and administrative expense, for the three months ended April 30, 2005. SeaChange’s assessment of the useful life of each acquired identifiable intangible asset is as follows:

Intangible Asset	Useful Life
Customer Contracts	3-8-year economic consumption life
Completed Technology	6-year economic consumption life
Trademarks	5-year economic consumption life

Goodwill resulting from the acquisition is not amortized in accordance with the provision of SFAS 142.

E)	Adjustment to reduce interest income by $365,000 and $90,000 for the twelve months ended January 31, 2005 and the three months ended April 30, 2005, respectively. The interest income is related to interest earned on SeaChange’s marketable securities and cash equivalents. Had the combination been completed on February 1, 2004, SeaChange would have had $23.7 million less in cash to invest, and therefore, less interest income earned during the pro forma periods.

F)	Adjustment to income tax expense for pro forma adjustments reflects the statutory rate in effect for the twelve months ended January 31, 2005 and the three months ended April 30, 2005. SeaChange recorded no income tax benefit for the amortization of intangible assets based on cumulative historical losses in the respective taxing jurisdiction.